UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2017 (July 5, 2017)

EASTERLY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37522	47-3864814
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Avenue, 21st Floor
New York, New York	10152
(Address of principal executive offices)	(Zip Code)

(646) 712-8300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On July 5, 2017, Easterly Acquisition Corp., a Delaware corporation (the “Company”), received a letter (the “Notification Letter”) from the staff of the Listing Qualifications Department (the “Nasdaq Staff”) of The Nasdaq Stock Market (“Nasdaq”) notifying the Company that the Nasdaq Staff has determined to initiate procedures to delist the Company’s securities from Nasdaq because the Company did not comply with Nasdaq Listing Rule 5620(a) due to its failure to hold an annual meeting of stockholders within twelve months of the end of the Company’s fiscal year ended December 31, 2015. The Notification Letter does not impact the Company’s obligation to file periodic reports and other reports with the Securities and Exchange Commission under applicable federal securities laws.

Under Nasdaq rules, the Company can appeal the Nasdaq Staff’s determination to a Nasdaq Hearings Panel. Upon the Company’s timely request of a hearing, the suspension of trading and delisting of the Company’s securities will be stayed automatically pending the issuance of a written decision by a Nasdaq Hearings Panel. The Company has commenced such an appeal and requested a hearing within the required period under Nasdaq rules. Accordingly, the Company’s common stock, units and warrants will continue to trade of the Nasdaq Capital Market under the symbols “EACQ”, “EACQU” and “EACQW”, respectively, while such appeal is pending. The time and place of a hearing before a Nasdaq Hearings Panel will be determined by the Nasdaq Hearings Department, but the Company plans on holding an annual meeting of shareholders on August 1, 2017, which the Company expects will be prior to the issuance of a decision by a Nasdaq Hearings Panel. On July 10, 2017, the Company filed its definitive proxy statement for its annual meeting to be held on August 1, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Easterly Acquisition Corp.

Date: July 10, 2017	By:	/s/ Avshalom Kalichstein
	Name:	Avshalom Kalichstein
	Title:	Chief Executive Officer